Exhibit 10.2
OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
2006 PERFORMANCE AWARD AGREEMENT
     This Performance Award Agreement is between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and you, as an employee of the Corporation or one of its Affiliates, effective as of the date of grant (the “Grant Date”) set forth in the attached Performance Award Certificate.
     WHEREAS, the Corporation, pursuant to the Otter Tail Corporation 1999 Stock Incentive Plan (the “Plan”), wishes to grant to you the opportunity and right to receive a number of the Corporation’s Common Shares, par value $5.00 per share (the “Common Shares”), subject to the terms and conditions contained in this Agreement and in the attached Performance Award Certificate, which is made a part of this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and you hereby agree as follows:
     1. Performance Award. The Corporation hereby grants to you, effective as of the Grant Date, a Performance Award representing the right to receive a specified number of Common Shares, as set forth in the attached Performance Award Certificate and subject to the terms and conditions set forth in this Agreement, the Performance Award Certificate and the Plan. The Performance Award, to the extent it becomes payable, shall be paid in Common Shares of the Corporation (the “Shares”).
     2. Performance Period and Performance Goals. The performance period for purposes of determining whether the Performance Award will be paid shall be January 1, 2006 through December 31, 2008 (the “Performance Period”). The performance goals for purposes of determining whether, and the extent to which, the Performance Award will be paid are set forth in Exhibit 1 to this Agreement, which Exhibit is made a part of this Agreement.
     3. Payment. Subject to the provisions of Sections 4 and 5 of this Agreement, the Performance Award shall be paid as soon as practicable after the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) determines, in its discretion after the end of the Performance Period, whether and to what extent the performance goals have been achieved in accordance with the terms set forth in Exhibit 1 to this Agreement.
     4. Forfeiture; Early Payment. Notwithstanding the provisions of Section 3 of this Agreement, in the event your employment is terminated during the Performance Period, the Performance Award and your right to receive any Shares shall be immediately and irrevocably forfeited, unless such termination is by reason of:
          (a) disability (as determined under any long-term disability program then maintained by the Corporation or any of its Affiliates that is applicable to you),
          (b) retirement (normal or early retirement under any retirement plan of the Corporation or any of its Affiliates that is applicable to you),

          (c) death,
          (d) your resignation for “Good Reason” (as defined in your Executive Employment Agreement, dated on or before the Grant Date, between the Corporation and you), or
          (e) your termination “Without Cause” (as defined in your Executive Employment Agreement, dated on or before the Grant Date, between the Corporation and you).
In the event your employment is terminated during the Performance Period for one of the reasons enumerated in clauses (a) through (e) above, then you or your estate shall be entitled to receive a payment of the Performance Award based on, and assuming that, the performance goal would be achieved at the Target level, as set forth in Exhibit 1 to this Agreement. Such payment shall be made promptly following the date of such termination. If a payment is made pursuant to this Section 4, no payment shall be made pursuant to Section 3 of this Agreement.
     5. Change in Control. Notwithstanding the provisions of Section 3 of this Agreement, in the event of a “Change in Control” (as defined in the Change in Control Severance Agreement, dated on or before the Grant Date, between the Corporation and you) during the Performance Period that occurs prior to your termination of employment, you shall be entitled to receive a payment of the Performance Award based on, and assuming that, the performance goal would have been achieved at the Target level, as set forth in Exhibit 1 to this Agreement. Such payment shall be made promptly following the date of the Change in Control. If a payment is made pursuant to this Section 5, no payment shall be made pursuant to Section 3 of this Agreement.
     6. Restriction on Transfer. The Performance Award, and the right to receive Shares, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer the Performance Award, and the right to receive the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Performance Award or the Shares. No transfer by will or the applicable laws of descent and distribution of the Performance Award shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
     7. Issuance of Shares. After the Performance Award becomes payable pursuant to Section 3, 4 or 5 hereof, and following payment of the applicable withholding taxes pursuant to Section 8 hereof, the Corporation shall promptly cause to be issued a certificate or certificates, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, representing the Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to you or your legal representatives, beneficiaries or heirs, as the case may be.

     8. Income Tax Matters.
          (a) You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Performance Award, the receipt of Shares upon any payment of the Performance Award, the subsequent disposition of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
          (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, you may elect to satisfy your federal and state income tax withholding obligations arising from the receipt of the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Corporation, (ii) having the Corporation withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Corporation Common Shares having a Fair Market Value equal to the amount of such taxes. The Corporation will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Your election must be made on or before the date that the amount of tax to be withheld is determined.
     9. Miscellaneous.
          (a) Nothing contained in this Agreement or the Plan shall confer on you any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate your employment at any time.
          (b) You shall not have any rights of a holder of Common Shares unless and until Shares are actually issued to you after the end of the Performance Period as provided in this Agreement.
          (c) The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.
          (d) This Agreement is subject to the terms of the Plan. Terms used in this Agreement which are not defined herein shall have the respective meanings given to such terms in the Plan. A copy of the Plan is available to you upon request.
          (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.
          (f) Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.

          (g) THIS PERFORMANCE AWARD AGREEMENT IS ATTACHED TO AND MADE A PART OF A PERFORMANCE AWARD CERTIFICATE AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH PERFORMANCE AWARD CERTIFICATE IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND YOU.
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OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
PERFORMANCE AWARD CERTIFICATE
     This certifies the Performance Award, as specified below, has been granted under the Otter Tail Corporation 1999 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached 2006 Performance Award Agreement of which this Certificate is a part.
[Name and Address of the Participant]
[Social Security Number of the Participant]
     You have been granted the following Award:

Grant Type:	Performance Award
Target Number of Common Shares
Subject to Award:
Maximum Number of Common Shares
Subject to Award:
Grant Date:	April 10, 2006
Performance Period:	January 1, 2006 — December 31, 2008
Performance Goals:	Set forth in Exhibit 1 to the 2006 Performance Award Agreement
          By the Corporation’s and your signature below, it is agreed that this Performance Award is governed by the terms and conditions of the Performance Award Agreement, a copy of which is attached and made a part of this document, and the Plan.

OTTER TAIL CORPORATION
By:
[Name of Authorized Officer] [Title]

[Name of Participant]

Exhibit 1
Performance Goals for Three-Year Performance Period
(January 1, 2006 — December 31, 2008)

			Threshold		Target	Maximum
Performance Goal	Otter Tail TSR performance relative to peer group	<10 %ile	10 %ile	25th %ile	50th %ile	75th %ile or greater
Payment Levels	% of target shares	0%	50%	50%	100%	150%
■ Amounts payable for performance between the 25th and 75th percentile will be interpolated.
■ Total Shareholders Return (TSR) = stock price appreciation plus value of dividends.
■ Peer group = Edison Electric Institute Index